PRICING SUPPLEMENT NO. 14                                         Rule 424(b)(3)
DATED: October 25, 2005                                      File No. 333-121744
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)

                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $100,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 10/28/2005  Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 04/28/2007        CUSIP#: 073928M42

Option to Extend Maturity:       No   [x]
                                 Yes  [_]  Final Maturity Date:

                                                 Optional              Optional
                          Redemption             Repayment             Repayment
Redeemable On              Price(s)               Date(s)              Price(s)
-------------             ----------             ---------             ---------

     N/A                     N/A                    N/A                   N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_] Commercial Paper Rate                  Minimum Interest Rate: N/A

[_] Federal Funds Effective Rate

[_] Federal Funds Open Rate                Interest Reset Date(s): *

[_] Treasury Rate                          Interest Reset Period: Monthly

[_] LIBOR Reuters                          Interest Payment Date(s): **

[x] LIBOR Telerate

[_] Prime Rate

[_] CMT Rate

Initial Interest Rate: 4.05%               Interest Payment Period: Monthly

Index Maturity: One Month

Spread (plus or minus): - 0.02%

* Commencing November 28, 2005 and on the 28th of each month thereafter prior to Maturity.

** Commencing November 28, 2005 and on the 28th of each month thereafter, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.